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                                                                    Exhibit 23.5

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated July 24, 2003 to the Board of Directors of IGEN International, Inc. (the "Company") attached as Appendix 15 to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings: Background to the Merger and Related Transactions, Reasons for Merger and Related Transactions and Opinion of Lehman Brothers. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        LEHMAN BROTHERS INC.

                                        By: /s/ Kevin S. Lewis
                                           ----------------------------------

New York, New York
September 25, 2003